UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

EXTERRAN PARTNERS, L.P.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, in accordance with his previously announced plans for retirement, Stephen A. Snider resigned as Chief Executive Officer of Exterran GP LLC.   Exterran GP LLC is the general partner of Exterran General Partner, L.P., which is the general partner of Exterran Partners, L.P. (“us” or “our”).   In addition, Mr. Snider resigned as Chairman of the Board and as a member of the board of directors (the “Board”) of Exterran GP LLC, effective June 30, 2009.  The resignation of Mr. Snider from the Board was not due to any disagreement with us on any matter pertaining to our operations, policies or practices.  A copy of Mr. Snider’s resignation letter is furnished as Exhibit 99.1 to this report.

On June 30, 2009, concurrent with Mr. Snider’s resignation, the board of directors of Exterran GP LLC’s sole member, Exterran Energy Solutions, L.P., decreased the size of the Board from nine to eight directors.  Also on June 30, 2009, the Board appointed Ernie L. Danner, 55, as Chief Executive Officer and Chairman of the Board, effective immediately following Mr. Snider’s resignation.

Mr. Danner served as a member of the Board from October 2006 through May 2008.  He rejoined the Board in October 2008 when he was appointed President and Chief Operating Officer of Exterran GP LLC and Exterran Holdings, Inc. (“Exterran”), the indirect owner of Exterran GP LLC, in conjunction with a previously announced management succession plan.  He will retain his title as President.   Mr. Danner has been a director of Exterran since the consummation of the merger of Universal Compression Holdings, Inc. (“Universal”) and Hanover Compressor Company on August 20, 2007, and previously served as a director of Universal beginning with Universal’s acquisition of Tidewater Compression Service, Inc. in 1998. Mr. Danner served in various positions of increasing responsibility at Universal from 1998 until 2007, including as an Executive Vice President of Universal from February 1998 to August 2007 and Chief Operating Officer from July 2006 to August 2007. Prior to joining Universal, Mr. Danner served as Chief Financial Officer and Senior Vice President of MidCon Corp., an interstate pipeline company and a wholly owned subsidiary of Occidental Petroleum Corporation. Mr. Danner is also a director of Copano Energy, LLC (a midstream natural gas company).

Mr. Danner will receive compensation for his service as President and Chief Executive Officer of Exterran and Exterran GP LLC as previously disclosed in Exterran’s annual proxy statement.  Under the terms of our omnibus agreement with Exterran, we will be allocated a portion of Mr. Danner’s compensation cost to reimburse Exterran for the services he will provide to us as President and Chief Executive Officer of Exterran GP LLC, which we intend to disclose in our annual report on Form 10-K.  Neither we nor Exterran GP LLC have any form of employment agreement with Mr. Danner, either written or oral, that guarantees salaries, salary increases, bonuses or benefits.  There are no other arrangements or understandings between Mr. Danner and any other person pursuant to which he was appointed as an officer. There are no family relationships between Mr. Danner and any executive officer or director of Exterran GP LLC, Exterran General Partner, L.P. or us.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.             Description

99.1	Resignation letter of Stephen A. Snider

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

July 7, 2009	By:	/s/ David S. Miller
David S. Miller
Vice President and Chief Financial Officer

Exhibit Index

99.1	Resignation letter of Stephen A. Snider